UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 2, 2006

Commission File Number	Registrant, State of Incorporation Address and Telephone Number	I.R.S. Employer Identification No.

33-93644	Day International Group, Inc. (Incorporated in Delaware) 130 West Second Street Dayton, Ohio 45402 Telephone: (937) 224-4000	31-1436349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(d)	Effective as of May 2, 2006, the Board of Directors of Day International Group, Inc. by written consent in lieu of a meeting, elected Duncan P. Varty as an independent director. The Board of Directors, in accordance with Article III, Section 1 of the Company’s Bylaws, also increased by one the number of directors of the Company.

Mr. Varty started his career in 1969 with Marine Midland Bank and opened its London branch in the early 1970’s. He returned to the U.S. in 1975 and moved to Ohio to work for the Judson-Brooks Company, the largest financial printing company in Ohio. Mr. Varty joined Judson in a sales position and by 1979 became President and one-third owner through a management buyout that he helped orchestrate. Mr. Varty sold Judson to Bowne & Co., Inc. in 1985 and continued with Bowne, running that company until he retired in 1990. Mr. Varty returned to Bowne’s Ohio operations in 1996, was brought to Bowne New York in 1999 as Senior Vice President-Operations, and then served as the President of Bowne’s Financial Printing Division until he retired again in 2002.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAY INTERNATIONAL GROUP, INC. (Registrant)

By:	/s/ Thomas J. Koenig

Name:	Thomas J. Koenig
Title:	Vice President and Chief Financial Officer
Date: May 2, 2006